UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                      Innotrac Corporation
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)



       Georgia                                  58-1592285
-----------------------------------------------------------------
(State of incorporation or organization)     (I.R.S. Employer
                                             Identification No.)

  1828 Meca Way, Norcross, Georgia                30093
-----------------------------------------------------------------
(Address of principal executive offices)        (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class          Name of each exchange on which
      to be so registered          each class is to be registered

               N/A                                N/A
-------------------------          ------------------------------


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

Securities Act Registration Statement file number to which this Form relates (if applicable): 333-42373.

Securities to be registered pursuant to Section 12(g) of the Act:

             Common Stock, par value $0.10 per share
-----------------------------------------------------------------
                         (Title of Class)

Series A Participating Cumulative Preferred Stock Purchase Rights
-----------------------------------------------------------------
                         (Title of Class)




ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Incorporated herein by reference is the description of Common Stock and Series A Participating Cumulative Preferred Stock Purchase Rights set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-42373) under the Securities Act of 1933, as amended, initially filed on December 16, 1997, as amended (the Registration Statement ).

ITEM 2.   EXHIBITS.

    3.1   Amended and Restated Articles of Incorporation of the
          Registrant (incorporated herein by reference to Exhibit
          3.1 to the Registrant's Registration Statement).

    3.2   Amended and Restated Bylaws of the Registrant
          (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement.

    4.1 Form of Common Stock Certificate of the Registrant, par value $0.10 per share (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration
          Statement).

    4.2 Rights Agreement between the Registrant and Reliance Trust Company as Rights Agent, dated as of December 31, 1997, together with exhibits, including the Form of Board Resolutions Establishing and Designating Preferred Stock, Form of Rights Certificate and Summary Description of the Shareholder Rights Plan
          (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement).

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


April 3, 1998                      INNOTRAC CORPORATION
                                   --------------------
                                       (Registrant)



                                   By: /s/ John H. Nichols III
                                       John H. Nichols
                                       Vice President and
                                       Chief Financial Officer



                                 2